EXHIBIT 5.1

FIRM and AFFILIATE OFFICES

NEW YORK
LONDON
SINGAPORE
LOS ANGELES
CHICAGO
HOUSTON
HANOI
PHILADELPHIA
SAN DIEGO
SAN FRANCISCO
BALTIMORE
BOSTON
WASHINGTON, DC
LAS VEGAS
ATLANTA
MIAMI
PITTSBURGH
NEWARK
BOCA RATON
WILMINGTON
PRINCETON
LAKE TAHOE
HO CHI MINH CITY
February 26, 2009
Petroleum Development Corporation
120 Genesis Boulevard
Bridgeport, WV 26330

Re:	Petroleum Development Corporation Registration Statement on Form S-8 Relating to the 2005 Non-Employee Director Restricted Stock Plan
Ladies and Gentlemen:
     We have acted as counsel to Petroleum Development Corporation, a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 60,000 (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be issued under the Company’s 2005 Non-Employee Director Restricted Stock Plan, amended and restated as of March 8, 2008 (the “Plan”).
     In connection with the opinion set forth in this letter, we have examined the Registration Statement; originals or copies, certified or otherwise identified to our satisfaction, of the Plan and all such corporate records of the Company, including the resolutions of the Company’s board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares under the Plan; communications or certifications of public officials; certificates of officers, directors and representatives of the Company; and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein.
     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.
     Based upon the foregoing, we are of the opinion that the Shares to be originally issued under the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.
     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Duane Morris LLP Duane Morris LLP